Exhibit 10.27.1

Beneficient Management Counselors, L.L.C.

325 North Saint Paul Suite 4850

Dallas, Texas 75201

December 31, 2019

Via e-mail

James G. Silk

3179 Mary Etta Lane

Oak Hill, VA 20171

Re: Director Agreement

Dear James:

This letter (the “Agreement”) sets forth the principal terms and conditions under which you have agreed to serve as a director of Beneficient Management, LLC (the “Company”), which serves as the General Partner of The Beneficient Company Group, L.P. (“Ben,” along with its subsidiaries, the “Ben Entities”), and as a trustee of The Beneficient Company Trust (the “Trust”). Your appointment as a director of the Company will be made by Beneficient Management Counselors, L.L.C. (“Beneficient,” along with certain of its affiliates, the “Beneficient Counselors Group”). This Agreement will become effective January 1, 2020.

1. Positions; Duties and Responsibilities. Pursuant to the Third Amended and Restated Limited Liability Company Agreement of the Company dated as of December 31, 2019, as amended to date (the “Company Agreement”), Beneficient is entitled to appoint individuals to serve on the Board of Directors of the Company (the “Board”). On or as soon as practicable after the effective date, you will be appointed as an Appointed Director (as defined in the Company Agreement) of the Company. You also will be named a trustee of the Trust, whose sole assets is all of the issued and outstanding membership interests of Management. During the Term (defined in paragraph 2), you may be appointed to, and agree to serve if appointed, in other roles and on various committees of the Company and other governing boards or committees of the Beneficient Counselors Group. You are not being employed by the Company, the Trust, or any member of the Beneficient Counselors Group, and thus will not be eligible to participate in any employee benefits plans or programs of these entities, by virtue of being a director of the Company and a trustee of the Trust. You are being employed by The Beneficient Company Group (USA), L.L.C., a subsidiary of Ben, by separate agreement and are being compensated and receiving employee benefits in connection with that employment (your “Ben employment”).

2. Term. Subject to the Agreement, the governing documents of the Trust, and the continued existence of such positions, you agree to serve as (i) an Appointed Director of the Company and (ii) a trustee of the Trust for a term of three years (as may be extended by mutual consent, the “Term”), provided you continue to be appointed as a director of the Company during that threeyear period. The Term will begin on the effective day of your appointment as an Appointed Director and end on the third anniversary thereof unless the Term is terminated before it expires as provided in paragraph 3 or extended by mutual consent.

3. Termination of the Term Before Expiration. The Term will be terminated before it expires in the following circumstances:

(a) You resign for any reason as a director of the Company and/or as a trustee of the Trust for any reason before the Term expires. To so resign, you must submit a resignation letter to the chair of the governing body of the entity from which you are resigning. The resignation letter must set forth the effective date of the resignation, which date must be not later than 30 days after the letter is delivered. The governing body may accept your resignation earlier but doing so will not change the nature or character of the resignation. If you resign from one of the identified positions, you will be considered to have resigned from the other identified position and from all positions (including employment) you then hold with the Company, any members of the Beneficient Counselors Group, or the Ben Entities unless you and the governing body of the entity in which you hold another position otherwise agree in writing or Beneficient waives application of this provision in writing in full or part, and any such agreement or waiver shall have retroactive effect.

(b) You are removed as a director of the Company for any reason before the Term expires. If this happens, you will be considered to have resigned as a trustee of the Trust and from all positions you then hold with the Company or any members of the Beneficient Counselors Group unless you and the governing body of the entity in which you hold another position otherwise agree in writing or Beneficient waives application of this provision in writing in full or part, and any such agreement or waiver shall have retroactive effect.

(c) You are not re-appointed as a director of the Company for any reason during the Term. If this happens, you will be considered to have resigned as a trustee of the Trust and from all positions you then hold with the Company or any members of the Beneficient Counselors Group unless you and the governing body of the entity in which you hold another position otherwise agree in writing or Beneficient waives application of this provision in writing in full or part, and any such agreement or waiver shall have retroactive effect.

(d) Your Ben employment terminates for any reason before the Term expires. If this happens, you will be considered to have immediately resigned as a director of the Company, as a trustee of the Trust, and from all positions you then hold with the Company, any members of the Beneficient Counselors Group, or the Ben Entities unless you and the governing body of the entity in which you hold another position otherwise agree in writing or Beneficient waives application of this provision in writing in full or part, and any such agreement or waiver shall have retroactive effect.

The Term also will be terminated immediately upon your death.

4. Fiduciary Duties.

(a) The Company Agreement provides that, in your capacity as a person appointed to the Board by Beneficient, you will owe Beneficient and the Beneficient Counselors Group the same fiduciary duties as are owed by a director of a Delaware corporation to such corporation and its shareholders under applicable Delaware law, and that in making any determinations, evaluations, elections, decisions, approvals, authorizations, consents or other actions in your capacity as a director of the Company, you shall act solely subject to, and consistent with, your fiduciary obligations to the members of the Beneficient Counselors Group. The Company Agreement further provides that, in the event that the interests of one or more members of the Beneficient Counselors Group conflict, the Family Trustee (as defined in the Company Agreement) shall determine which person’s interests you should prefer and the priority of interests, if any, among the members of the Beneficient Counselors Group.

(b) The decision to become a member of the Board is an important one, and, by signing this Agreement, you acknowledge that you have been advised and have had the opportunity to consult with independent counsel regarding the terms of the Agreement and the fiduciary duties imposed thereby, and understand those fiduciary duties. You further acknowledge that Beneficient will be relying upon this Agreement in making its determination to appoint you to the Board.

(c) The parties acknowledge that you owe fiduciary duties to the Ben Entities in your capacity as an employee and officer of The Beneficient Company Group (USA), L.L.C. which are independent of the fiduciary duties you owe Beneficient and the Beneficient Counselors Group as identified in this Agreement.

5. Compensation. Except as provided for in this Agreement, you agree to serve as a director of the Company, a trustee of the Trust, or in any other roles with the Company or any member of the Beneficient Counselors Group without compensation (other than reimbursement for expenses pursuant to established policy or Beneficient’s advance approval).

6. Equity. In consideration of your service as a director of the Company, a trustee of the Trust, and in any other roles with the Company or any member of the Beneficient Counselors Group, Beneficient Holdings, Inc. will grant you as soon as practicable after the effective date of this Agreement a portion of the Preferred Series A Subclass 1 Unit Accounts of Beneficient Company Holdings, L.P. (or such other securities into which all Series A Subclass 1 Unit Accounts held by Beneficient Holdings, Inc. may be exchanged prior to the effective date of this Agreement) having an aggregate Sub-Capital Account Balance (or equivalent value) of $4,000,000.00 as of the date of grant (the “Restricted Accounts”). The Restricted Accounts will be subject to restrictions on transfer, vesting and forfeiture requirements, repurchase rights, and certain other terms, conditions, limitations and restrictions as set forth in the Fourth Amended and Restated Limited Partnership Agreement of Beneficient Company Holdings, L.P., as amended (or such other governing agreement, as applicable), and in an award agreement prepared by the Company in its sole discretion. In general, 20% of the Restricted Accounts will be vested on the date of grant and 20% on each of the first four anniversaries of the effective date of this Agreement subject to your continued service through each applicable vesting date. You further agree to vote the Restricted Accounts for all purposes as directed by Beneficient Holdings, Inc. Upon your recognition of income with respect to the Restricted Accounts for tax purposes, the Company will loan you an amount sufficient to cover the related federal and state income and employment taxes. Such loan will have reasonable commercial terms, including an interest rate equal to at least the applicable federal rate, a fixed term and be sole recourse to and secured by the Restricted Accounts.

7.	Confidential Information.

(a) During the Term and in your capacity as a director of the Company and a trustee of the Trust, you will have access to Confidential Information (as defined below) that is unique, proprietary, and valuable to the Company, the Trust, and Beneficient Counselors Group, respectively, and the improper use or unauthorized disclosure of which could result in irreparable harm to the Company, the Trust, and/or the members of the Beneficient Counselors, their good will, and to their business interests. Accordingly, you agree that at all times during the Term and thereafter (i) all Confidential Information you create, learn of, or have access to in your capacity as a director of the Company (excluding such Confidential Information that you first had access to or created in connection with your Ben employment and in respect of which you are subject to protections against non-disclosure and unauthorized use) (the “Company Confidential Information”) is and shall remain the sole and exclusive property of the Company; (ii) all Confidential Information you that relates to or was provided to you by the Trust or a member of Beneficient Counselors Group (the “Beneficient Confidential Information”) is and shall remain the sole and exclusive property of the Trust and/or Beneficient Counselors Group; (ii) you will protect and safeguard all Company Confidential Information and Beneficient Confidential Information; (iii) except as compelled by law or valid legal process or as authorized by the Company with respect to the Company Confidential Information or Beneficient with respect to the Beneficient Confidential Information, you will hold all Confidential Information in strictest confidence and not, directly or indirectly, (X) use any such Confidential Information for your own or a third-party’s advantage, benefit, or gain or (Y) disclose or divulge any Confidential Information to any person other than an officer, director, or employee of, or legal counsel for, the Company with respect to the Company Confidential Information or the Trust and/or Beneficient with respect to the Beneficient Confidential Information, or other person authorized to receive such information and under an obligation of confidentiality, and then only to the extent necessary for the proper performance of the your duties and responsibilities and consistent with the purposes for which it was provided to you; (iv) if you believe you are compelled by law or valid legal process to disclose or divulge any Confidential Information, you will notify me or my successor as Chairman of the Company with respect to the Company Confidential

Information, or me or my successor as Chairman of Beneficient with respect to the Beneficient Confidential Information, in writing sufficiently in advance of any such disclosure to allow the Company, the Trust, or a member of the Beneficient Counselors Group, as applicable, the opportunity to defend, limit, or otherwise protect their interests against such disclosure; and (v) you will not ask, direct, or authorize another to take any action that would be prohibited by this paragraph 7 if undertaken by you.

(b) You further agree that (i) upon the expiration or termination of the Term for any reason or at the request of the Company, the Trust, or Beneficient at any time, you will immediately return to the Company all Company Confidential Information, and to the Trust or Beneficient all Beneficient Confidential Information, and all copies thereof, in whatever tangible form or medium, including electronic or digital, (ii) you will immediately notify the Company with respect to the Company Confidential Information or Beneficient with respect to the Beneficient Confidential Information if you learn of or suspect any loss or unauthorized disclosure or destruction of any Confidential Information and provide the Company or Beneficient, as applicable, with an itemized list or description of the items that were or may have been lost, disclosed, or destroyed and a written statement of the facts surrounding such loss, disclosure, or destruction based on the best information available to you, and (iii) your obligations under this paragraph 7 are in addition to any applicable contractual, statutory, or common-law obligations and survive the termination of this Agreement.

(c) Notwithstanding the foregoing, nothing in this Agreement is intended to, or does, prohibit you from (i) possessing, using, disclosing, or retaining a copy of any Company Confidential Information or Beneficient Confidential Information in the proper performance of your Ben employment duties if you received such Company Confidential Information or Beneficient Confidential Information in the proper course of performing your Ben employment duties; (ii) reporting to, communicating with, responding to an inquiry from, cooperating with, providing truthful information to, or otherwise participating or assisting in or cooperating with an investigation being conducted by any governmental agency or regulatory body (such as the U.S. Department of Justice or the Securities and Exchange Commission) regarding a possible or alleged violation of law or regulation and without prior authorization of or notice to the Company, the Trust, Beneficient, or any other member of the Beneficient Counselors Group, (iii) giving truthful testimony or making statements under oath in response to a subpoena or other valid legal process or in any legal proceeding; (iv) otherwise making truthful statements as required by law or valid legal process, (v) otherwise engaging in activities protected by federal, state, or local law, or (vi) pursuant to 18 U.S.C. § 1833(b), disclosing a trade secret in confidence to a governmental official, directly or indirectly, or to an attorney, if the disclosure is made solely for the purpose of reporting or investigating a suspected violation of law, or if the disclosure is made in a document filed under seal in a lawsuit or other proceeding, and a party cannot be held criminally or civilly liable under any federal or state trade secret law for such a disclosure. Further, nothing in this paragraph 7, however, is intended to override or relieve you of the fiduciary obligations set out in paragraph 4, and this paragraph 7 will be interpreted in a manner consistent with those obligations.

(d) For purposes of this Agreement, “Confidential Information” means (i) all material nonpublic information about any the Company, the Trust, Beneficient, or any member of the Beneficient Counselors Group; (ii) any “trade secret” as defined by federal and applicable state law; and (iii) all other confidential or proprietary information or trade secrets of or relating to the Company, the Trust, Beneficient, or any member of the Beneficient Counselors Group and their current, past, future, or prospective owners, investors, business partners, customers, vendors, and suppliers or otherwise provided to the Company, the Trust, Beneficient, or any other member of the Beneficient Counselors Group under an obligation or expectation of confidential treatment. “Confidential Information” includes all documents or information (in whatever form or medium, and all copies thereof whether or not the original was deleted or destroyed) conceived, originated, discovered, or developed in whole or in part by you, otherwise disclosed to or obtained by you, or to which you have access in connection with the performance of services to the Company, the Trust, Beneficient, or any member of the Beneficient Counselors Group concerning or evidencing operations; processes; products; business practices; finances; strategies; modes of doing business; development, acquisition, or divestment plans; any proposed business transactions; officers, directors, shareholders; investors, business partners, customers, vendors, and suppliers; marketing methods; costs, prices, contractual relationships; legal or regulatory status; confidential or personal information about personnel (such as medical or banking records or information and including compensation, other terms of employment, or performance information other than as concerns solely you), but excluding any such documents or information (X) that is or becomes generally available to the public other than as a result of any breach of this Agreement or other unauthorized disclosure by you or another with an obligation not to disclose such information or (Y) becomes available to you after the termination of this Agreement on a nonconfidential basis from a source who is not bound by a contractual or legal duty of confidentiality to the Company, the Trust, Beneficient, or any member of the Beneficient Counselors Group and who is authorized to make the disclosure to you.

6.	Remedies and Reformation.

(a) You acknowledge and agree that the Company, the Trust, Beneficient, and the other members of the Beneficient Counselors Group would not have an adequate remedy at law and would be irreparably harmed in the event that any of the provisions of paragraph 5 were not performed in accordance with its specific terms or were otherwise breached. Accordingly and notwithstanding paragraph 9, you agree that the Company, the Trust, and/or Beneficient (on behalf of itself and/or the other members of the Beneficient Counselors Group) shall be entitled to equitable relief, including a temporary restraining order, preliminary and permanent injunctions, and specific performance, in the event you breach or threaten to breach any of the provisions of such paragraph, without the necessity of posting any bond or proving special damages or irreparable injury. Such remedies shall not be deemed to be the exclusive remedies for a breach or threatened breach of such paragraphs by you, but shall be in addition to all other remedies available to the Company, the Trust, Beneficient, or the other members of the Beneficient Counselors Group at law or equity. In addition, the Company, the Trust, Beneficient, and/or the other members of the Beneficient Counselors Group, as applicable, shall be entitled to recover their reasonable attorney’s fees and all costs and expenses associated with the enforcement of paragraph 5. You further acknowledge and agree that the Company, the Trust, and/or Beneficient (on behalf of itself and/or the other members of the Beneficient Counselors Group) may seek to enforce any of the provisions of paragraph 5 and you will not assert that any such entity seeking to enforce such provisions is not a proper party or that any remedy may not be awarded to such entity.

(b) If any of the provisions of paragraph 5 are ever deemed by a court to be unenforceable as written under applicable law, such provisions shall be, and are, automatically reformed to the maximum limitations permitted by applicable law.

(c) You further agree that the existence of a claim or cause of action against the Company, the Trust, Beneficient, and/or the other members of the Beneficient Counselors Group, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company, the Trust, Beneficient, and/or the other members of the Beneficient Counselors Group of your obligations under paragraph 5.

7.

Termination of the Agreement and Effect Thereof. This Agreement, once effective, will terminate on the first to occur of the expiration of the Term or the termination of the Term before it expires. Termination of this Agreement does not impair the rights or obligations that have accrued prior to the termination or which by their nature or terms survive the termination.

8.

Governing Law. This Agreement is governed by and shall be construed and enforced in accordance with Texas law (excluding choice-of-law principles that might call for the application of some other jurisdiction’s law) except with respect to paragraph 9, which is subject to the Federal Arbitration Act. You and the Company, the Trust, Beneficient (on behalf of itself and the other members of the Beneficient Counselors Group), Beneficient Holdings, Inc., and Beneficient Company Holdings, L.P. (i) agree that this Agreement is to be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties; (ii) submit and consent to the exclusive jurisdiction, including removal jurisdiction, of the state and federal courts located in Dallas County, Texas (or the county where Beneficient’s principal executive offices are located if different) for any permitted action or proceeding relating to this Agreement; (iii) waive any objection to such venue; (iv) agree that any judgment in any such action or proceeding may be enforced in other jurisdictions; and (vi) irrevocably waive the right to trial by jury and agree not to ask for a jury in any such proceeding.

9.	Arbitration.

(a) Agreement to Arbitrate. Subject to paragraph 6, you and the Company, the Trust, Beneficient (on behalf of itself and the other members of the Beneficient Counselors Group), Beneficient Holdings, Inc., and Beneficient Company Holdings, L.P. agree that any and all disputes between you and any of the Company, the Trust, Beneficient, any other members of the Beneficient Counselors Group, Beneficient Holdings, Inc., or Beneficient Company Holdings, L.P. which cannot be settled amicably and which grow out of, result from, or are connected in any way with this Agreement (including the validity, scope, and enforceability of this paragraph 9) (individually, a “Dispute” and collectively, the “Disputes”), shall be resolved on an individual basis by binding arbitration in accordance with the procedures described in this paragraph 9.

(b) Effect of Agreement to Arbitrate. You and each of the Company, the Trust, Beneficient (on behalf of itself and the other members of the Beneficient Counselors Group), Beneficient Holdings, Inc., and Beneficient Company Holdings, L.P. acknowledge and agree that by so agreeing to arbitrate, (i) each irrevocably waives the right to trial by jury with respect to any such Disputes; (ii) class or collective action procedures shall not be asserted, nor will they apply, in any arbitration unless you and the Company, the Trust, Beneficient (on behalf of itself and the other members of the Beneficient Counselors Group), Beneficient Holdings, Inc., and/or Beneficient Company Holdings, L.P., as applicable, agree in writing; (iii) you will not assert any class or collective claims or join any class or collective action in arbitration, court, or otherwise against any of the Company, the Trust, Beneficient, any other members of the Beneficient Counselors Group, Beneficient Holdings, Inc., or Beneficient Company Holdings, L.P.; (iv) any Disputes will not be joined, consolidated, or heard together with the claims of any other person unless the Company, the Trust, Beneficient (on behalf of itself and the other members of the Beneficient Counselors Group), Beneficient Holdings, Inc., and/or Beneficient Company Holdings, L.P., as applicable, agree in writing; and (v) notwithstanding anything to the contrary in the applicable rules or in this paragraph 9, the arbitrator shall have no jurisdiction, power, or authority to permit any class or collective claim to be asserted in, to consolidate different arbitration proceedings (other than claims by the Company, the Trust, Beneficient (on behalf of itself and the other members of the Beneficient Counselors Group), Beneficient Holdings, Inc., and/or Beneficient Company Holdings, L.P.), with, or to join any other party asserting claims against any of the Company, the Trust, Beneficient, any other members of the Beneficient Counselors Group, Beneficient Holdings, Inc., and/or Beneficient Company Holdings, L.P., as applicable, in, an arbitration between you and any of the Company, the Trust, Beneficient, any other members of the Beneficient Counselors Group, Beneficient Holdings, Inc., and/or Beneficient Company Holdings, L.P., as applicable.

(c) Arbitration Procedures. Arbitration pursuant to this paragraph 9 shall take place in Dallas County, Texas (or the county where Beneficient’s offices are located if different) before a single arbitrator pursuant to the JAMS Comprehensive Arbitration Rules & Procedures then in effect (except the extent modified in this paragraph 9), or as otherwise agreed by the parties. The arbitrator shall apply the substantive law of the State of Texas (excluding choice-of-law principles that might call for the application of some other jurisdiction’s law) or federal law (including the Federal Arbitration Act), or both as applicable to the Dispute asserted. All evidentiary privileges under applicable law, including attorney-client, work product and party communication privileges, shall be preserved and protected. Except as required by law or as may be reasonably required in connection with ancillary judicial proceedings to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm or challenge an arbitration award, the arbitration proceedings, including any hearings, testimony, and any order, decision or award, shall be confidential, and the parties to the arbitration shall not disclose any awards, any materials in the proceedings created for the purpose of the arbitration, or any documents produced by another party in the proceedings not otherwise in the public domain. The arbitrator may allocate or reallocate the JAMS administrative fees, arbitrator compensation, hearing room rental fees, expenses of the arbitrator (including required travel and other expenses), any JAMS expenses, and any costs relating to proof and witnesses produced at the direction of the arbitrator (collectively the “Arbitration Costs”) as permitted under the applicable rules and substantive law. The prevailing party or parties, as determined by the arbitrator, shall be entitled if so awarded by the arbitrator to recover that party’s reasonable attorney fees, costs, and expenses (including that party’s share of the Arbitration Costs) from the non-prevailing party or parties, to the extent authorized by applicable substantive law. Judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction.

(d) Exceptions to Mandatory Arbitration. You or the Company, the Trust, Beneficient (on behalf of itself and the other members of the Beneficient Counselors Group), Beneficient Holdings, Inc., and/or Beneficient Company Holdings, L.P., as applicable, without waiving his, its, or their rights under this paragraph 9, may seek from a court having jurisdiction, any interim, equitable, provisional, or other relief provided for the purpose of enforcing his, its, or their rights under this Agreement or to preserve the status quo pending the arbitrator’s final determination of the merits of a Dispute. You or the Company, the Trust, Beneficient (on behalf of itself and the other members of the Beneficient Counselors Group), Beneficient Holdings, Inc., and/or Beneficient Company Holdings, L.P., also without waiving his, its, or their rights under this paragraph 9, may bring an action or special proceeding in a court having jurisdiction for the purpose of compelling arbitration, seeking temporary or preliminary relief in aid of an arbitration, or enforcing an arbitration award.

10.

Entire Agreement. This Agreement sets forth the entire agreement of you, the Company, Beneficient, and any of the other members of the Beneficient Counselors Group concerning its subject matter and supersedes all prior agreements and understandings.

11.

Modification; Waiver. Except as provided in Paragraph 3, no provision of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing and signed by the you and by a duly authorized officer of the Company and Beneficient, as applicable, and such waiver is set out in writing and signed by the party to be charged; and (ii) no waiver by a party or failure to enforce or insist on its or his rights under this Agreement shall constitute a waiver or abandonment of any such rights or defense to enforcement of such rights, and a waiver on one occasion shall not be deemed to be a waiver of the same or any other type of breach on a future occasion.

12.

Code Section 409A. The parties intend for all payments and benefits provided to you under this Agreement to be exempt from or comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and not be subject to the tax imposed by Section 409A of the Code. The provisions of this Agreement shall be interpreted in a manner consistent with this intent.

If this letter accords with your understanding of our agreement, please sign below and return a signed and dated copied to my attention.

Sincerely,

\s\ Brad K. Heppner
Brad K. Heppner, Chairman of both
Beneficient Management Counselors, L.L.C. and Beneficient Holdings, Inc.

AGREED:

\s\ James G. Silk
James G. Silk

12/31/2019
Date Signed